Exhibit 12.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES‑OXLEY ACT OF 2002

I, Dr. Ingo Ederer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20‑F of voxeljet AG; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DR. INGO EDERER
Dr. Ingo Ederer
Chief Executive Officer
(Principal Executive Officer)

Dated: May 13, 2020